Exhibit 99.2

[Horace Mann Educators Corporation logo]

Dwayne D. Hallman
Senior Vice President - Finance
Horace Mann Educators Corporation
(217) 788-5708
www.horacemann.com

HORACE MANN REPORTS RESULTS

FOR FIRST QUARTER

SPRINGFIELD, Ill., April 30, 2008 — Horace Mann Educators Corporation (NYSE:HMN) today reported net income of $14.3 million (34 cents per share) for the three months ended March 31, 2008, compared to $23.3 million (52 cents per share) for the same period in 2007. Included in net income were net realized losses on securities of $2.4 million ($1.6 million after tax, or 4 cents per share) for the three months ended March 31, 2008, and net realized investment gains of $3.5 million ($2.3 million after tax, or 5 cents per share) for the first quarter of 2007. All per-share amounts are stated on a diluted basis.

“Horace Mann’s first quarter results reflected the strong headwinds felt throughout the industry, including a relatively high level of catastrophe losses, the continued impact of a challenging financial market environment, and the adverse effect of a slowing economy on both home and auto sales,” said Louis G. Lower II, President and Chief Executive Officer. “In terms of baseline earnings, our property and casualty segment’s current quarter combined ratio excluding catastrophes and prior years’ reserve development of approximately 91 percent was slightly better than the prior year, while annuity segment earnings excluding the impact of the valuation of deferred policy acquisition costs also exceeded last year’s first quarter. The decline in life segment earnings was a result of adverse mortality experience compared to prior year.”

In the first quarter of 2008, the company completed its $50 million share repurchase authorization announced in September 2007 and its Board of Directors authorized an additional $25 million share repurchase program. During the three months ended March 31, 2008, the company repurchased a total of 1,636,376 shares of its common stock at an aggregate cost of $29.5 million, or an average cost of $18.01 per share. As of March 31, 2008, $24.8 million remained authorized for future share repurchases. Total shares outstanding on March 31, 2008 and 2007 were 40,623,637 and 43,143,356, respectively.

1

Segment Earnings

Net income for the property and casualty segment of $13.0 million for the quarter decreased $3.8 million compared to the same period in 2007. The first quarter 2008 property and casualty combined ratio was 93.5 percent, including 4.1 percentage points due to catastrophe costs, compared to 89.5 percent, including 1.8 percentage points due to catastrophe costs, in the prior year period. Pretax catastrophe costs in the current quarter were $5.4 million compared to $2.5 million incurred in the first quarter of 2007. Favorable prior years’ reserve development totaling $2.7 million was recorded in the current quarter, which represented 2.0 percentage points on the combined ratio, compared to $5.5 million, or 4.2 percentage points on the combined ratio, recorded in the first quarter of 2007.

Annuity segment net income of $3.0 million for the quarter decreased $0.4 million compared to the first quarter of 2007. Compared to the prior year, current period improvements in the interest margin were more than offset by the adverse impact of the financial market on the valuation of deferred policy acquisition costs and the level of contract charges earned. Life segment net income of $2.6 million for the current quarter decreased $1.0 million compared to the same period a year earlier, reflecting higher mortality costs which more than offset growth in investment income.

Segment Revenues

The company’s total premiums written and contract deposits declined 2 percent compared to the first quarter of 2007, largely due to decreases in annuity rollover deposit receipts in 2008. Property and casualty premiums written increased 1 percent compared to prior year, reflecting lower catastrophe reinsurance premiums and an increase in average property premium per policy.

Annuity new contract deposits decreased 9 percent compared to the three months ended March 31, 2007. Scheduled, flexible-premium annuity deposit receipts were comparable to the first quarter of 2007, while rollover deposits declined. For the three months, variable annuity deposits decreased 2 percent and deposits to fixed accounts decreased 15 percent compared to the same period in 2007. Life segment insurance premiums and contract deposits increased 2 percent compared to the three months ended March 31, 2007.

Sales and Distribution

Total new auto sales units were 12 percent lower in the first quarter than the prior year, while the number of career agents declined 9 percent to 758 agents at March 31, 2008 compared to 12 months earlier. The company’s total points of distribution, including 284 licensed producers, increased 5 percent compared to March 31, 2007. “In spite of a difficult economic and competitive environment, we continue to be

2

very positive about the progress we are making in transitioning to our new Agency Business Model. While it’s still very early in the migration process, the approximately 200 agents who have completed Horace Mann’s agency business school have outperformed our other agents in the key productivity measures,” said Lower. “As anticipated, our decline in agent count reflects the loss of generally lower-producing agents and a reduction in new agent hires as we transition our hiring standards to target only those individuals we believe will be successful in the new Agency Business Model,” Lower noted.

Annuity new business decreased 16 percent for the three months ended March 31, 2008, compared to the same period a year earlier, due to a decline in rollover deposits. “While IRS transition regulations for the 403(b) annuity marketplace reduced new rollover deposits, we are pleased to see new business growth in our core scheduled deposit business,” said Lower.

Realized Investment Gains and Losses

In 2008, pretax net realized investment losses were $2.4 million for the first quarter, including $2.7 million of impairment write downs and $3.9 million of realized impairment losses on securities that were disposed of during the quarter. “While we realized a modest level of investment losses in the quarter, our conservative investment portfolio continues to serve us well in the current financial market environment,” said Lower.

Horace Mann — the largest national multiline insurance company focusing on educators’ financial needs — provides auto and homeowners insurance, retirement annuities, life insurance and other financial solutions. Founded by educators for educators in 1945, the company is headquartered in Springfield, Ill. For more information, visit www.horacemann.com.

Statements included in this news release that are not historical in nature are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to certain risks and uncertainties. Horace Mann is not under any obligation to (and expressly disclaims any such obligation to) update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Please refer to the company’s Annual Report on Form 10-K for the year ended December 31, 2007 and the company’s past and future filings and reports filed with the Securities and Exchange Commission for information concerning the important factors that could cause actual results to differ materially from those in forward-looking statements.

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HORACE MANN EDUCATORS CORPORATION

Digest of Earnings and Highlights (Unaudited)

(Dollars in Millions, Except Per Share Data)

	Three Months Ended March 31,		% Change
	2008	2007
DIGEST OF EARNINGS
Net income	$14.3	$23.3	-38.6%

Net income per share:
Basic	$0.35	$0.54	-35.2%
Diluted (A)	$0.34	$0.52	-34.6%
Weighted average number of shares and equivalent shares (in millions) (B):
Basic	41.1	43.1	-4.6%
Diluted (A)	42.1	45.4	-7.3%

HIGHLIGHTS

Operations

Insurance premiums written and contract deposits	$224.6	$230.3	-2.5%

Return on equity (C)	11.0%	16.2%	N.M.

Property & Casualty GAAP combined ratio	93.5%	89.5%	N.M.
Effect of catastrophe costs on the Property & Casualty combined ratio	4.1%	1.8%	N.M.

Experienced agents	557	582	-4.3%
Financed agents	201	248	-19.0%
Total agents	758	830	-8.7%
Licensed producers	284	158	79.7%
Total points of distribution (D)	1,042	988	5.5%

Additional Per Share Information

Dividends paid	$0.105	$0.105	0.0%

Book value (E)	$15.82	$15.70	0.8%

Financial Position
Total assets	$6,080.3	$6,470.7	-6.0%
Short-term debt	—	—	0.0%
Long-term debt	199.5	232.0	-14.0%
Total shareholders’ equity	642.7	677.4	-5.1%

N.M. - Not meaningful.

(A)	Effective December 31, 2004, the Company adopted EITF Consensus 04-8, “The Effect of Contingently Convertible Instruments on Diluted Earnings per Share”. Diluted per share information for all periods is presented on a basis consistent with this consensus. On May 14, 2007, the Company redeemed all remaining Senior Convertible Notes. For the three months ended March 31, 2007, the Senior Convertible Notes represented 1.2 million equivalent shares and had after tax interest expense of $0.2 million.

(B)	In November and December 2007, the Company repurchased 1,111,600 shares of its common stock at an aggregate cost of $20.7 million, or an average cost of $18.66 per share. During the three months ended March 31, 2008, the Company repurchased 1,636,376 shares of its common stock at an aggregate cost of $29.5 million, or an average cost of $18.01 per share.

(C)	Based on trailing 12-month net income and average quarter-end shareholders’ equity.

(D)	Includes licensed producers working in exclusive agents’ offices and excludes independent agents.

(E)	Book value per share excluding the fair value adjustment for investments was $16.66 at March 31, 2008 and $15.43 at March 31, 2007. Ending shares outstanding were 40,623,637 at March 31, 2008 and 43,143,356 at March 31, 2007.

HORACE MANN EDUCATORS CORPORATION

Statements of Operations and Supplemental GAAP Consolidated Data (Unaudited)

(Dollars in Millions)

	Three Months Ended March 31,		% Change
	2008	2007
STATEMENTS OF OPERATIONS

Insurance premiums and contract charges earned	$162.5	$161.2	0.8%
Net investment income	56.6	54.9	3.1%
Net realized investment gains (losses)	(2.4)	3.5	N.M.
Other income	2.6	2.6	0.0%
Total revenues	219.3	222.2	-1.3%
Benefits, claims and settlement expenses	106.9	98.4	8.6%
Interest credited	32.1	31.2	2.9%
Policy acquisition expenses amortized	21.0	19.1	9.9%
Operating expenses	34.8	35.1	-0.9%
Amortization of intangible assets	1.2	1.5	-20.0%
Interest expense	3.4	3.7	-8.1%
Total benefits, losses and expenses	199.4	189.0	5.5%
Income before income taxes	19.9	33.2	-40.1%
Income tax expense	5.6	9.9	-43.4%

Net income	$14.3	$23.3	-38.6%

ANALYSIS OF PREMIUMS WRITTEN AND CONTRACT DEPOSITS
Property & Casualty
Automobile and property (voluntary)	$126.6	$124.5	1.7%
Involuntary and other property & casualty	0.2	0.8	-75.0%
Total Property & Casualty	126.8	125.3	1.2%

Annuity deposits	73.9	81.5	-9.3%

Life	23.9	23.5	1.7%

Total	$224.6	$230.3	-2.5%

ANALYSIS OF SEGMENT NET INCOME (LOSS)

Property & Casualty	$13.0	$16.8	-22.6%

Annuity	3.0	3.4	-11.8%

Life	2.6	3.6	-27.8%

Corporate and other (A)	(4.3)	(0.5)	N.M.

Net income	14.3	23.3	-38.6%

Catastrophe costs, after tax, included above (B)	(3.5)	(1.6)	118.8%

N.M. - Not meaningful.

(A)	The Corporate and Other segment includes interest expense on debt and the impact of realized investment gains and losses and other corporate level items. The Company does not allocate the impact of corporate level transactions to the insurance segments consistent with how management evaluates the results of those segments. See detail for this segment on page 4.

(B)	Includes allocated loss adjustment expenses and catastrophe reinsurance reinstatement premiums. See also page 3.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview (Unaudited)

(Dollars in Millions)

	Three Months Ended March 31,		% Change
	2008	2007
PROPERTY & CASUALTY

Premiums written	$126.8	$125.3	1.2%
Premiums earned	133.0	132.2	0.6%
Net investment income	9.2	9.2	0.0%
Other income	0.6	0.5	20.0%
Losses and loss adjustment expenses (LAE)	91.7	86.0	6.6%
Operating expenses (includes policy acquisition expenses amortized)	32.7	32.4	0.9%
Income before tax	18.4	23.5	-21.7%
Net income	13.0	16.8	-22.6%

Net investment income, after tax	7.7	7.6	1.3%

Catastrophe costs, after tax (A)	3.5	1.6	118.8%
Catastrophe losses and LAE, before tax	5.4	2.5	116.0%
Reinsurance reinstatement premiums, before tax	—	—	0.0%

Operating statistics:
Loss and loss adjustment expense ratio	69.0%	65.0%	N.M.
Expense ratio	24.5%	24.5%	N.M.
Combined ratio	93.5%	89.5%	N.M.
Effect of catastrophe costs on the combined ratio	4.1%	1.8%	N.M.

Automobile and property detail:
Premiums written (voluntary) (B)	$126.6	$124.5	1.7%
Automobile	91.8	91.6	0.2%
Property	34.8	32.9	5.8%

Premiums earned (voluntary) (B)	133.3	129.7	2.8%
Automobile	90.9	91.1	-0.2%
Property	42.4	38.6	9.8%

Policies in force (voluntary) (in thousands)	799	800	-0.1%
Automobile	534	534	0.0%
Property	265	266	-0.4%

Policy renewal rate (voluntary)
Automobile (6 months)	90.8%	90.3%	N.M.
Property (12 months)	88.6%	87.3%	N.M.

Voluntary automobile operating statistics:
Loss and loss adjustment expense ratio	71.2%	68.8%	N.M.
Expense ratio	24.3%	24.8%	N.M.
Combined ratio	95.5%	93.6%	N.M.
Effect of catastrophe costs on the combined ratio	0.4%	0.2%	N.M.

Total property operating statistics:
Loss and loss adjustment expense ratio	66.0%	53.4%	N.M.
Expense ratio	24.9%	24.9%	N.M.
Combined ratio	90.9%	78.3%	N.M.
Effect of catastrophe costs on the combined ratio	12.1%	6.0%	N.M.

Prior years’ reserves favorable (adverse) development, pretax
Voluntary automobile	$1.3	$3.0	-56.7%
Total property	0.4	2.5	-84.0%
Other property and casualty	1.0	—	N.M.
Total	2.7	5.5	-50.9%

N.M. - Not meaningful.

(A)	Includes allocated loss adjustment expenses and catastrophe reinsurance reinstatement premiums.

(B)	Amounts are net of additional ceded premiums to reinstate the Company’s property and casualty catastrophe reinsurance coverage, if any, as quantified above.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview (Unaudited)

(Dollars in Millions)

	Three Months Ended March 31,		% Change
	2008	2007
ANNUITY

Contract deposits	$73.9	$81.5	-9.3%
Variable	35.6	36.5	-2.5%
Fixed	38.3	45.0	-14.9%
Contract charges earned	4.7	5.4	-13.0%
Net investment income	33.1	31.5	5.1%
Net interest margin (without realized investment gains and losses)	10.5	9.5	10.5%
Other income	1.3	1.2	8.3%
Mortality loss and other reserve changes	(0.5)	(0.3)	66.7%
Operating expenses (includes policy acquisition expenses amortized)	11.5	9.7	18.6%
Amortization of intangible assets	0.9	1.2	-25.0%
Income before tax	3.6	4.9	-26.5%
Net income	3.0	3.4	-11.8%
Pretax income increase (decrease) due to valuation of:
Deferred policy acquisition costs	$(2.3)	$(0.5)	360.0%
Value of acquired insurance in force	0.1	(0.2)	N.M.
Guaranteed minimum death benefit reserve	(0.1)	0.1	N.M.
Annuity contracts in force (in thousands)	168	165	1.8%
Accumulated value on deposit	$3,572.3	$3,618.0	-1.3%
Variable	1,392.8	1,517.9	-8.2%
Fixed	2,179.5	2,100.1	3.8%
Annuity accumulated value retention - 12 months
Variable accumulations	91.3%	91.5%	N.M.
Fixed accumulations	91.9%	93.1%	N.M.

LIFE

Premiums and contract deposits	$23.9	$23.5	1.7%
Premiums and contract charges earned	24.8	23.6	5.1%
Net investment income	14.6	13.9	5.0%
Income before tax	4.4	5.5	-20.0%
Net income	2.6	3.6	-27.8%
Pretax income increase (decrease) due to valuation of:
Deferred policy acquisition costs	$—	$—	0.0%

Life policies in force (in thousands)	226	231	-2.2%
Life insurance in force	$13,597	$13,435	1.2%
Lapse ratio - 12 months (Ordinary life insurance)	5.7%	5.8%	N.M.

CORPORATE AND OTHER (A)
Components of loss before tax:
Net realized investment gains (losses)	$(2.4)	$3.5	N.M.
Interest expense	(3.4)	(3.7)	-8.1%
Other operating expenses, net investment income and other income	(0.7)	(0.5)	40.0%
Loss before tax	(6.5)	(0.7)	N.M.
Net loss	(4.3)	(0.5)	N.M.

N.M. - Not meaningful.

(A)	The Corporate and Other segment includes interest expense on debt and the impact of realized investment gains and losses and other corporate level items. The Company does not allocate the impact of corporate level transactions to the insurance segments consistent with how management evaluates the results of those segments.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview (Unaudited)

(Dollars in Millions)

	Three Months Ended March 31,		% Change
	2008	2007
INVESTMENTS

Annuity and Life
Fixed maturities, at fair value (amortized cost 2008, $3,103.8; 2007, $3,136.8)	$3,060.5	$3,149.5	-2.8%
Equity securities, at fair value (cost 2008, $52.4; 2007, $13.5)	46.0	13.7	235.8%
Short-term investments	120.3	20.5	486.8%
Short-term investments, securities lending collateral	70.5	351.7	-80.0%
Policy loans and other	103.4	96.9	6.7%

Total Annuity and Life investments	3,400.7	3,632.3	-6.4%

Property & Casualty
Fixed maturities, at fair value (amortized cost 2008, $710.1; 2007, $747.3)	705.7	753.4	-6.3%
Equity securities, at fair value (cost 2008, $41.8; 2007, $8.5)	38.2	9.1	319.8%
Short-term investments	11.5	14.7	-21.8%
Short-term investments, securities lending collateral	—	—	0.0%

Total Property & Casualty investments	755.4	777.2	-2.8%

Corporate investments	0.1	37.7	-99.7%

Total investments	4,156.2	4,447.2	-6.5%

Net investment income
Before tax	$56.6	$54.9	3.1%
After tax	38.5	37.3	3.2%

Net realized investment gains (losses) by investment portfolio included in Corporate and Other segment gain (loss)
Property & Casualty	$(0.2)	$0.3	N.M.
Annuity	(3.4)	3.2	N.M.
Life	1.2	—	N.M.
Corporate and Other	—	—	N.M.

Total, before tax	(2.4)	3.5	N.M.
Total, after tax	(1.6)	2.3	N.M.
Per share, diluted	$(0.04)	$0.05	N.M.

N.M. - Not meaningful.